                                                                       EX -10.2

                           PURCHASE AND SALE AGREEMENT

         1.       PARTIES

         This 27th day of August, 1999, Faye A. Florence, Leonard Florence and
E. Merle Randolph, Trustees of 175 Amlegion Realty Trust, u/d/t dated April 10, 1995, and recorded with the Suffolk County Registry of Deeds in Book 19689, Page 295, with an address c/o Syratech Corporation, 175 McClellan Highway, P.O. Box 9114, E. Boston, MA 01228-9114 (hereinafter referred to as "Seller") agrees to sell and Lyme Properties, LLC, On The Common, P.O. Box 266, Lyme, NH 03768, (hereinafter referred to as "Buyer"), agrees to buy, upon the terms hereinafter set forth, the premises described in Paragraphs 2 and 3 below.

         2.       DESCRIPTION

         The land commonly known as and numbered 135 American Legion Highway, Revere, Massachusetts, more particularly described in EXHIBIT A attached hereto and hereby made a part hereof together with all buildings thereon, improvements thereto and appurtenances thereof (the "Premises").

         3.       TITLE DEED

                  The Premises are to be conveyed by quitclaim deed to Buyer, which deed shall convey a good and clear record and marketable title thereto, free from all encumbrances, except:

                  (a) Provisions of all applicable building, zoning, health, land use control, or other laws, ordinances or regulations which may affect the use, maintenance or ownership of the Premises.

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                  (b) Such real estate and personal property taxes for the
current fiscal tax year as are not due and payable at the time of the closing, which the Buyer shall assume and agree to pay.

                  (c) Any liens for municipal betterments payable after June 18, 1999, which at the time of closing the Buyer shall assume and agree to pay by execution of such instruments as Seller may require.

                  (d) (i) Any covenant, restriction, easement, or other matter of record recorded with the Suffolk County Registry of Deeds prior to June 18, 1999, (ii) any covenant, restriction, easement, tenancy or other matter of record recorded with said Deeds after June 18, 1999, to which the Buyer has not objected as set forth in Paragraph 8 hereof and (iii) the following leases: (1) a lease dated November 12, 1992 by and between Syroco, Inc. and Oceanair, Inc. (the "Oceanair Lease"); (2) a lease dated July 11, 1994 by and between Syroco, Inc. and Trend-Lines, Inc. (the "Trend-Lines Lease"); and (3) a lease to be dated as of the Closing Date hereof by and between Buyer and Syratech Corporation (the "Syratech Lease ", and together with the Oceanair Lease and Trend-Lines Lease, collectively the "Leases").

         4. SELLER'S REPRESENTATIONS AND COVENANTS.

         Seller hereby covenants with Buyer that:

         (a) LEASE AMENDMENTS, ETC. After the date hereof and continuing to the Closing Date, Seller shall not amend, modify or terminate, or waive any obligation of a tenant under, any Lease, or enter into any new lease or occupancy arrangement with respect to all or any part of the Premises, without, in each instance, obtaining the prior written consent of Buyer, which consent Buyer may withhold or delay in the Buyer's sole discretion.

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         (b) OTHER AGREEMENTS. Prior to the Closing Date, Seller shall not (i)
enter into any new agreement which will affect in any material respect the use or operation of the Premises after the Closing Date and which is not cancelable upon more than thirty (30) days' notice without premium or penalty or (ii) amend, modify, renew or terminate any Ancillary Agreement (as hereinafter defined), without, in each instance, obtaining Buyer's prior written consent, which consent Buyer may withhold or delay in Buyer's sole discretion.

         (c) NOTICES. During the term of this Agreement, Seller shall promptly deliver to Buyer true and complete copies of any notices received from or given by Seller to: (a) any tenant under a Lease; or (b) the parties to the Ancillary Agreements.

         (d) ORGANIZATION AND POWER. Seller is a nominee trust validly existing under the laws of The Commonwealth of Massachusetts and has full power and authority to own its assets, including the Premises, to carry on the business in which it is engaged and to perform the transactions contemplated by this Agreement. At the time of closing, Seller will deliver to Buyer a Trustee's Certificate in recordable form.

         (e) DUE AUTHORIZATION; EFFECT OF TRANSACTION. No provision of the charter documents of Seller, or of any agreement, instrument or understanding or judgment, decree, injunction, rule or regulation to which Seller is a party or by which it is bound, has been or will be violated by the execution and delivery by Seller of this Agreement or by the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied; and all requisite authorizations and consents for such execution, delivery, performance and satisfaction by a judicial or administrative body, governmental authority or other party have been duly obtained.

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         (f) LITIGATION. The Seller has not received notice of any action or proceeding (i) which questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) which involves the business, operation, affairs or condition of the Premises, (iii) which involves condemnation or eminent proceedings against any part of the Premises or (iv) which involves the Leases.

         (g) LEASES, ETC. Seller has not entered into any agreement, option or lease, or other claim for occupancy of the Premises other than the Oceanair Lease and the Trend-Lines Lease, complete copies of which are attached hereto as Exhibit B. Except as set forth on Exhibit B, no Lease has been amended and each Lease constitutes the entire agreement between Seller and the applicable tenant thereunder with respect to the matters set forth therein. Seller has not received any notice from any tenant claiming a default by Seller under any Lease or any other condition giving rise to either a right of set off against the payment of rent or a right to terminate any Lease by a tenant and, to the best of Seller's knowledge, both Seller and the tenants under the Leases have performed all material obligations thereunder. The Rent Roll attached hereto as Exhibit C accurately sets forth the date through which rent has been paid under each Lease and the security deposit paid and held pursuant to each Lease.

         (h) ANCILLARY AGREEMENTS. Seller has not entered into, any employment, management, operating, service or maintenance agreements relating to the Premises, except for the agreements attached hereto as Exhibit D (the "Ancillary Agreements"). The copies of the Ancillary Agreements heretofore made available by Seller to Buyer for examination, are complete copies thereof, have not been amended except as evidenced by amendments similarly delivered, and constitute the entire agreement between Seller and the respective other parties



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thereto in respect of the subject matter thereof, and there are no other material agreements of a similar nature affecting the Premises.

         5.       PURCHASE PRICE

                  The agreed purchase price for said Premises is Twenty-Nine Million Five Hundred Thousand and 00/100 Dollars ($29,500,000.00). A non-refundable deposit of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the "Initial Deposit") has been paid by the Buyer prior to this date. Two Million Six Hundred Fifty Thousand and 00/100 Dollars ($2,650,000.00) have been paid as an additional deposit on this date (the "Additional Deposit"), (the Initial Deposit and Additional Deposit shall collectively be referred to as the "Deposit") and is non-refundable except in the event of a default by Seller pursuant to Section 17 below. The remainder of the purchase price, as set forth above, is to be paid on the Closing Date in immediately available funds, or at Seller's option, by certified or bank check or by wire transfer.

         6.       TIME FOR PERFORMANCE; DELIVERY OF DEED

         Such deed and other documents to be delivered by Seller and Buyer hereunder at the time of closing shall be delivered at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110 at 10 o'clock A.M. ninety (90) days from the date hereof (or, in the event such date falls on a weekend or holiday, to the next business day thereafter) (the "Closing Date"), unless otherwise extended as hereinafter provided. The purchase price shall be held in escrow pending a rundown of title and recording of Seller's deed. Time is of the essence of this Agreement.

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         7.       POSSESSION AND CONDITION OF PREMISES

         On the Closing Date, Seller shall deliver to Buyer full possession of the Premises, free and clear of all tenants and occupants, except for the tenants under the Leases, the Premises to be then in the same condition as they now are (except that Buyer consents to the installation of a new sign panel to the pylon sign located at the Premises), reasonable wear and tear excepted. Seller will cooperate with Buyer and shall use reasonable efforts to obtain estoppel certificates in the form of Exhibit E hereto dated not more than 15 days prior to the Closing Date executed by the tenants under the Oceanair Lease and Trend-Lines Lease, and a commercially reasonable Subordination, Nondisturbance and Attornment Agreement from each tenant.

         8.       EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM

         In the event any defects of title have arisen after June 18, 1999, which can be cured by the payment of money, Buyer shall have the right to cure the same prior to closing, but shall not be obligated to expend more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00), and any amount so expended shall be credited against the purchase price payable by Buyer. If there are any such after-arising defects in title which cannot be cured by the payment of money, Buyer shall notify Seller in writing of the same at least thirty (30) days prior to the Closing Date and Seller shall be obligated to use reasonable efforts to cure the same. If despite Seller's reasonable efforts, Seller cannot cure any such defect, Seller shall have no further obligation to Buyer concerning title and Buyer shall have the right to waive any such after-arising defects in title and take title to the Premises subject thereto, or Buyer may elect to terminate this Agreement. In no event shall Seller's obligations to use reasonable efforts to cure any title defect require the expenditure of more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Anything



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herein to the contrary notwithstanding, such limitation shall not apply to voluntary encumbrances granted or assumed by Seller. If the Seller shall be unable to give title or to make conveyance, or to deliver possession of the Premises, all as herein stipulated, or if at the time of the delivery of the deed the Premises do not conform with the provisions hereof, then the Seller shall use reasonable efforts to remove any defects in title as provided by Paragraph 4(d) and this Paragraph 8, or to deliver possession as provided herein, or to make the said Premises conform to the provisions hereof, as the case may be, in which event the time for performance shall be extended for a period of thirty (30) days, or, in the event such date falls on a weekend or holiday, to the next business day thereafter.

         9.       FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM

         If at the expiration of the extended time for performance the Seller shall have failed to remove any defects in title as set forth herein, deliver possession, or make the Premises conform, as the case may be, all as herein agreed, then, at the Buyer's option, any payments made under this Agreement, except for the Initial Deposit which the Seller shall be entitled to keep, shall be forthwith refunded to Buyer and all other obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto.

         10.      BUYER'S ELECTION TO ACCEPT TITLE

         Notwithstanding anything in this Agreement to the contrary, the Buyer shall have the election at either the original or any extended time for performance, to accept such title as the Seller can deliver to the Premises and to pay therefor the full purchase price without deduction, in which case the Seller shall convey such title.

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         11.      ACCEPTANCE OF DEED

         The acceptance and recording of a deed by the Buyer shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, and Buyer thereafter shall have no right or claim against Seller with respect to this Agreement or the Premises, including, without limitation, any claim relating to the condition of the Premises or any state of facts regarding the Premises, including any set forth in this Agreement, whether or not known to the Seller or discoverable by the Seller at the time of the execution of the Agreement, at the time of the delivery of the deed, or at any other time. Buyer agrees that its purchase of the Premises is made on an "as-is" basis.

         12.      USE OF PURCHASE MONEY TO CLEAR TITLE

         To enable the Seller to make conveyance as herein provided, the Seller may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests and the parties may make arrangements for the delivery and recording of any such discharges after delivery of the deed in accordance with prevailing conveyancing practices.

         13.      ADJUSTMENTS

         The following are to apportioned as of the Closing Date:

                  (a) rents and additional rents under the Leases to the extent that the same have been collected. If any tenant is in arrears in the payment of rent as of the Closing Date, rents received from such tenant after the Closing Date shall be applied in the following priority; (i) first of the month in which the Closing Date occurs, (ii) the period following Closing Date until



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the Buyer shall be current in its collection from such tenant and (iii) then to the period prior to the Closing Date which amount shall be remitted to the Seller or credited against rental payments due from the Seller to the Buyer under the Syratech Lease.

                  (b) all unapplied security deposits will be transferred to the Buyer.

                  (c) all water, sewer, real estate taxes, fuel, value and other customarily apportioned items will be adjusted as of the Closing Date in accordance with local custom.

                  (d) all CAM and percentage rent charges shall be adjusted between the parties hereto post-closing only when and as received by the Buyer. The Buyer shall provide to the Seller reasonably detailed accountings of any and all monies so received attributable to CAM and percentage rent by March 1, 2000. The cost of all transfer taxes arising out of the recording of the deed in connection with this transaction shall be borne by the Seller. The costs of title search and certification, title insurance (if any) and recording costs arising out of this transaction shall be borne in accordance with prevailing conveyancing practices in Suffolk County, Massachusetts.

         14.    ADJUSTMENT OF UNASSESSED AND ABATED TAXES

         If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement except as herein agreed. The provisions of this Paragraph 14 shall survive delivery of the deed hereunder.

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         15.      BROKERAGE

         The Buyer and Seller represent and warrant that neither has dealt with a broker or agent other than Nordblom Company, with respect to this transaction or with respect to the Premises. Each party covenants and agrees, on account of its actions with respect to this sale, to indemnify, hold harmless and defend the other party from and against all claims for brokerage or commission by any party, other than Nordblom Company, on account of this sale. Seller shall be responsible for the commission owed to Nordblom Company. The provisions of this Paragraph 15 shall survive delivery of the deed hereunder.

         16.      DEPOSIT

         The Additional Deposit shall be held in escrow by Hutchins, Wheeler & Dittmar, subject to the terms of this Agreement, and shall be duly accounted for at the time of closing. Any income earned on the Additional Deposit (which shall be part of the Deposit) shall be credited against the purchase price or paid to Buyer, except in the case of a default hereunder, in which case interest shall follow the Additional Deposit. Seller's Federal Tax Identification Number is 04-6812249. Buyer's Federal Tax Identification Number is 04-3368226.

         17.      DEFAULT; DAMAGES

         If Buyer shall fail to fulfill the Buyer's agreements herein, the Deposit shall be retained by the Seller as liquidated damages, and this Agreement shall terminate without further recourse to Buyer, at law or in equity. If Seller shall fail to fulfill Seller's agreements herein, the Additional Deposit shall be returned to Buyer, and this Agreement shall terminate without further recourse to Seller, at law or in equity.

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         18.      NO ASSIGNMENT

         Upon seven (7) days' prior written notice thereof to Seller, Buyer may assign its rights under this Agreement, but in the event of any such assignment, shall remain liable for the payment of all amounts due and payable hereunder and for the full performance of the covenants and conditions of this Agreement.

         19.      BUYER'S ACKNOWLEDGMENT RE: WARRANTIES

         Buyer represents, warrants and agrees that there have been no representations, warranties or agreements made by or on behalf of Seller as to any matters concerning the Premises including but not limited to its area, topography, climate, air, water, water rights, utilities, present or future zoning, soil, subsoil, the uses for which the Premises are suited, the presence of oil or hazardous waste thereon, drainage, or access or with respect to the compliance by the Premises with any law, bylaw or regulation of any governmental authority, except as specifically set forth in this Agreement. No patent or latent physical condition of the Premises whether or not now known or discoverable or whenever discovered shall affect the rights of any party hereto. Any agreements, warranties or representations not expressly set forth in this Agreement shall in no way bind Seller or Buyer, and Buyer expressly waives any right of rescission and all claims for damages against Seller, its agents and employees, by reason of any other such statement, representation, warranty, promise or agreement. This Agreement contains the entire agreement between the parties hereto and no addition to or modification of any term or provision of this Agreement shall be effective unless set forth in a writing signed by both Seller and Buyer.


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         20.      RIGHT OF ENTRY; INSPECTION CONTINGENCY

         From the date hereof through the Closing Date, Buyer or its authorized representative(s) shall have the right to enter on the Premises at reasonable times, to inspect and measure the Premises, to show the Premises to contractors, engineers, architects, surveyors, insurers, and lenders.

         21.      PERMITS AND APPROVALS FOR USE OF PREMISES

         Seller makes no representation or warranty as to the existence, issuance, status or any other matter relating to any permits, licenses and other permissions or approvals required from any state, federal, city or other public authority for the operation of the Premises or for any other purposes and Buyer agrees that the nonexistence of or any defect in the same shall be Buyer's sole responsibility and that Seller shall have no obligation to provide the same or cure any defect in the same as a condition to Buyer's obligations hereunder.

         The foregoing notwithstanding, the Seller agrees that the Seller shall cooperate with the Buyer in all reasonable respects in connection with the pursuit of any permits, special permits, approvals, or other filings the Buyer is required to make to any applicable state or local authority in connection with the anticipated development of the Premises. Seller's obligation to cooperate as set forth above shall be at no cost or expense to the Seller.

         22.      NOTICES

         All notices required hereunder shall be given in writing by registered or certified mail, return receipt requested, or by any nationally recognized overnight delivery company as follows:


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         a.       If to Seller:                 To the address set forth in
                                                paragraph one hereof
                                                Attention E. Merle Randolph
                                                Fax No. (617) 561-0275

                  with a copy to:               Faye A. Florence, Esquire
                                                Fax No. (617) 568-1361

                  and with a copy to:           Craig M. Tateronis, Esquire
                                                Hutchins, Wheeler & Dittmar
                                                A Professional Corporation
                                                101 Federal Street
                                                Boston, MA  02110
                                                Fax No. (617) 951-1295

         b.       If to Buyer:                  David E. Clem
                                                Lyme Properties, LLC
                                                P.O. Box 266
                                                On The Common
                                                Lyme, NH 03768
                                                Fax No. (603) 795-4789

                  with a copy to:               Phil Harrison
                                                Lyme Properties, LLC
                                                P.O. Box 266
                                                On The Common
                                                Lyme, NH 03768
                                                Fax No. (603) 795-4789

                  and with a copy to:           Patrick C. Toomey, Esquire
                                                Gadsby & Hannah, LLP
                                                225 Franklin Street
                                                Boston, MA 02110
                                                Fax No. (617) 345-7050

         23.      CONSTRUCTION OF AGREEMENT

         This instrument, executed in triplicate, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire agreement between the parties, is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both Seller and Buyer. The captions and marginal notes are used as a matter of convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties to it. For purposes of any action or proceeding involving this Agreement, each party expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such courts's jurisdiction by registered mail or personal service, provided that a reasonable time for appearance is allowed (but not less than the time afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS.

         24. FURTHER ASSURANCES Following the execution of this Agreement, Buyer and Seller shall cooperate fully with each other so as to take any and all actions and execute any and all documents as are reasonably necessary to facilitate the transaction contemplated by this Agreement.

         25.      AS IS

         The Premises is sold "as is" and as shown, and no representations have been made by Seller in regard to its condition except those contained in this Agreement. Buyer and Seller agree that they have incorporated in this Agreement their entire understanding and no oral statement or prior written statement made by either of them or by any other person extrinsic to this Agreement shall have any force or effect. Buyer agrees that Buyer is not relying on any representations, oral or written, concerning the age, condition, workmanship or suitability of the Premises or any part thereof for any purposes made by any person, other than those


                                      -14-
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representations expressly set forth in this Agreement or in other documents expressly made a part hereof.

         26.      LEASES

         Buyer agrees to enter into a new lease with Wallace International Silversmiths, Inc. ("Wallace"), on the Closing Date hereunder, in the lease form attached hereto as Exhibit F, and incorporated herein by reference. Any assignment of Buyer's rights under this Agreement as set forth in Section 18 above shall be subject to Wallace's rights under this Section 26.

         27.      ESCROW PROVISION.

         The Additional Deposit shall be held and controlled, as specified in this Agreement, by Seller's attorneys, Hutchins, Wheeler & Dittmar (for the purposes hereof, the "Escrow Agent"). It is understood and agreed that the Escrow Agent shall promptly, when collected by it, place the Additional Deposit in an insured interest-bearing account at a bank, trust company or institutional depositary in Boston, Massachusetts. At the closing hereunder, the Additional Deposit will be credited or paid to Seller, and all interest which has been earned on the Additional Deposit shall be credited against the purchase price or paid to Buyer. If the closing does not occur for any reason whatsoever and this Agreement is terminated, then all such interest will be delivered with and paid to the party ultimately receiving the Additional Deposit. The Escrow Agent will have no responsibility to maximize such interest, but only to place the Additional Deposit in an account as provided for herein promptly upon collection thereof by the Escrow Agent. The Escrow Agent will not be liable for any failure of the institution in which the Additional Deposit is being held. It is acknowledged that the Escrow Agent is counsel for Seller, and Buyer agrees that Escrow Agent may continue to act as such counsel notwithstanding its role


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

as Escrow Agent even in the event of any dispute between the parties relating to this transaction. In the event of any dispute relating to the right of possession or the disposition of the Additional Deposit, the Escrow Agent will retain dominion and control over the same until such dispute shall have been settled by mutual agreement of Buyer and Seller with notice thereof to Escrow Agent, whereupon the Additional Deposit will be paid over in accordance with such mutual agreement of the parties; or, if such dispute is taken to a court of competent jurisdiction, the Additional Deposit will be paid over into the custody of such court or otherwise paid over in accordance with the final order, decree or judgment of such court. It is contemplated that the Escrow Agent will not incur any cost or expense in the performance of its duties hereunder; and, in the event of a dispute, Escrow Agent shall be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection with such dispute and the settlement thereof, such reimbursement to be made between Buyer and Seller as they may mutually agree incident to the settlement of such dispute; or, if such dispute shall be resolved by a final order, decree or judgment by a court as aforesaid, such reimbursement shall be made by the unsuccessful party in such proceeding. In no event shall Escrow Agent be under any duty to institute or defend any such proceeding nor shall Escrow Agent be required under any circumstances to take any action requested by Seller or Buyer until indemnified to Escrow Agent's reasonable satisfaction by the party or parties requesting such action. Escrow Agent shall not be liable to any party except for actions taken in bad faith.


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         Executed as an instrument under seal as of the date first above written.

SELLER:                                  BUYER:

175 AMLEGION REVERE REALTY TRUST         LYME PROPERTIES, LLC


By: /s/ FAYE A. FLORENCE                 /s/  DAVID CLEM
    ------------------------------       -----------------------------
    Faye A. Florence, trustee            Name:  David Clem
      and not individually               Title: Director


By: /s/ LEONARD FLORENCE
    ------------------------------
    Leonard Florence, trustee
      and not individually


By: /s/ E. MERLE RANDOLPH
    ------------------------------
    E. Merle Randolph, trustee
      and not individually


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                                    EXHIBIT A

                    (Property Description for land located at 135 American Legion Highway, Revere, MA)


         The premises consist of land, with the improvements thereon, known as and numbered 135 American Legion Highway, located and shown as Parcel 001A, Block 297 on Assessor's Map 017, and 101 American Legion Highway, located and shown as Lot #1 on a Plan entitled "Subdivision Plan of Land in Revere, Mass. owned by Stuart Pratt, Trustee of Legion Realty Trust," prepared by Linenthal Eisenberg Anderson, Douglas L. Liston, Registered Land Surveyor, dated May 10, 1985 and recorded with the Suffolk County Registry of Deeds in Book 11625, Page 266.

         The parcel of land known as and numbered 135 American Legion Highway, located and shown as Parcel 001A, Block 297 on Assessor's Map 017 is more particularly described on the remaining pages of this Exhibit A.


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                                    EXHIBIT B

                                LEASE AGREEMENTS


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

                                    EXHIBIT D

                              ANCILLARY AGREEMENTS



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